UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM 8-K
__________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 30, 2025
__________________________________
NETFLIX, INC.
(Exact name of registrant as specified in its charter)
__________________________________

Delaware	001-35727	77-0467272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 Albright Way, Los Gatos, California		95032
(Address of principal executive offices)		(Zip Code)

(408) 540-3700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
__________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	NFLX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 30, 2025, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Netflix, Inc. (the “Company”) approved the amendments described herein to compensatory arrangements of co-Chief Executive Officers, Ted Sarandos and Greg Peters; Chief Financial Officer, Spencer Neumann; and Chief Legal Officer, David Hyman (collectively, the “Executive Officers”).

The amendments apply to the Netflix, Inc. Executive Officer Severance Plan (the “Severance Plan”) and outstanding restricted stock unit (“RSU”) and performance-based restricted stock unit (“PSU”) awards held by the Executive Officers that were granted under the Netflix, Inc. 2020 Stock Plan (“2020 Plan”), subject to the applicable Executive Officer’s consent.

Amended Executive Officer Severance Plan

The Committee approved an amendment and restatement of the Severance Plan, effective as of January 1, 2026 (“A&R Severance Plan”), provided that, the effectiveness of the A&R Severance Plan to a given Executive Officer is contingent on such Executive Officer’s timely execution of a written consent letter (the “Severance Plan Amendment Consent Letter”).

Material amendments to the Severance Plan include the following, in each case, effective upon January 1, 2026, subject to the applicable Executive Officer’s timely execution of the Severance Plan Amendment Consent Letter:
•The circumstances under which a “Covered Executive” may become eligible to receive severance outside of a “Change in Control Protection Period” have been expanded to include a termination of the Covered Executive’s employment for “Good Reason”, such that Good Reason is now more broadly included in the “Involuntary Termination” definition. A termination without “Cause” continues to be an Involuntary Termination.
•The severance under the A&R Severance Plan that a Covered Executive will be eligible to receive upon their Involuntary Termination outside of a Change in Control Protection Period will be (i) a lump sum cash payment equal to two times the sum of their (a) annual base salary and (b) target annual bonus; (ii) the “Pro Rata Bonus”; and (iii) a cash lump sum payment determined based on employee and employer COBRA premium rates for eighteen months of continued health, dental and vision benefits for the Covered Executive and their covered dependents.
◦Prior the effectiveness of the A&R Severance Plan, the severance payable in the circumstance described in the bullet above is (i) a lump sum cash payment equal to one times the sum of the Covered Executive’s (a) annual base salary, (b) target annual bonus and (c) target annual equity award opportunity for RSUs and PSUs (at target) and (ii) the Pro Rata Bonus.
•The Severance Plan was amended to make clear that a Covered Executive may be entitled to post-termination continued vesting of their equity and equity-based awards following their “Retirement”, to the extent “Retirement Vesting Criteria” are met, solely to the extent the applicable award agreements provide for such treatment (with “Retirement” and “Retirement Vesting Criteria” as defined in the A&R Severance Plan and the applicable equity award agreements). Any such post-termination Retirement vesting is generally contingent on the Covered Executive’s continued compliance with the terms of the restrictive covenants in the A&R Severance Plan, including non-competition, non-solicitation, and non-disparagement restrictive covenants.
•The condition of executing a waiver and release to receive severance benefits under the A&R Severance Plan was expanded to make clear it includes execution of a separation and release agreement that includes a waiver and general release of the Company and other releases from and against any claims under applicable law.

For purposes of this “Amended Executive Officer Severance Plan” section, each of the terms “Cause”, “Change in Control Protection Period”, “Covered Executive” and “Pro Rata Bonus” are defined in the Severance Plan and were not changed in any material respect in connection with the amendment and restatement of the Severance Plan. Each of the terms “Involuntary Termination” and “Good Reason” were amended in connection with the amendment and restatement of the Severance Plan and are defined in the A&R Severance Plan.

Amendments to Outstanding Executive Officer RSU and PSU Awards

The Committee also approved amendments to the terms of RSUs and PSUs (“Applicable RSUs” and “Applicable PSUs”) previously granted to the Executive Officers (together, the “Applicable Awards”), effective as of January 1, 2026, contingent on the applicable Executive Officer’s timely execution of a written consent letter to changes to their awards (the “Award Amendment Consent Letter”) and the Severance Plan Amendment Consent Letter.

The Award Amendment Consent Letter effects the following material amendments to the Applicable Awards:

•If the Executive Officer’s status as an Employee (as defined in the 2020 Plan) terminates due to the Executive Officer’s Retirement (as defined below) and the effective date of the Executive Officer’s Retirement is more than twelve (12) months following the date of grant of a given Applicable Award, subject to the Executive Officer’s satisfaction of the Retirement Vesting Criteria (as defined below), the Applicable Award will continue vesting in accordance with its regular vesting schedule (with PSUs generally deemed achieved based on actual performance).
◦For purposes of the Applicable Awards, generally:
•“Retirement” means the Executive Officer’s status as an Employee is terminated after (i) the Executive Officer has had at least ten (10) years of credited employment with the Company or a parent or subsidiary of the Company; (ii) the Executive Officer is at least fifty-five years old as of the date of Retirement, (iii) the Executive Officer provides at least three months’ advance written notice of Retirement, and (iv) the Executive Officer is in good standing as determined by the Committee.
•“Retirement Vesting Criteria” includes (i) timely execution and non-revocation of a release of claims against the Company and (ii) continued compliance with restrictive covenants applicable to the Executive.
•The definition of a “Qualifying Termination” (as defined in the applicable award agreement) has been expanded to include a termination of the Executive Officer’s employment as an Employee for “Good Reason” (as defined in the A&R Severance Plan) at any time (including outside of a “Change in Control Protection Period”, as defined in the applicable award agreement). A Retirement is not a Qualifying Termination.
•In the event of an Executive Officer’s Qualifying Termination outside of the Change in Control Protection Period, their Applicable Awards that are (1) RSUs will vest upon the Qualifying Termination with respect to the number of such RSUs that would have otherwise vested in the 12 months following the Qualifying Termination under the standard vesting schedule, plus a pro-rata amount relating to the portion of the vesting period that was in progress when their Qualifying Termination occurred that had elapsed while they were an Employee and (2) PSUs will vest upon the Qualifying Termination, based on actual performance as of the date of the Qualifying Termination, with respect to 12 months of PSU vesting plus a pro-rata amount relating to the portion of the performance period(s) during which they were an Employee.
•Time-based vesting of the Applicable Awards will be conditioned on the applicable Executive Officer’s continued status as an Employee, rather than on the Executive Officer’s continued status as a “Service Provider” (as defined in the 2020 Plan).

The Committee expects to grant future awards to its “executive officers” (as defined in Rule 3b-7 under the Securities Exchange Act of 1934) with terms that reflect the amendments described in this section and approved forms of RSU and PSU award agreement under the 2020 Plan that feature such terms.

General

The above descriptions of the A&R Severance Plan, Severance Plan Amendment Consent Letter and Award Amendment Consent Letter do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, their full text, attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and are incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.
(d)   Exhibits

Exhibit Number	Description of Exhibit
10.1	Netflix, Inc. Executive Officer Severance Plan, As Amended Effective as of January 1, 2026
10.2	Form Consent Letter to Amendment of the Netflix, Inc. Executive Officer Severance Plan
10.3	Form of Award Amendment Consent Letter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFLIX, INC.
Date:	November 4, 2025
/s/ David Hyman
David Hyman
Chief Legal Officer and Secretary